Exhibit 99.5

LINNCO, LLC

JPMORGAN CHASE TOWER

600 TRAVIS, SUITE 5100

HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M63872-Z61871	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LINNCO, LLC		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10.		☐	☐	☐

Linn Energy, LLC Pass-Through Proposal

4.	Approval of the election of each of the six nominees for the LINN board of directors.
Nominees:
01) George A. Alcorn 04) Michael C. Linn
02) David D. Dunlap 05) Joseph P. McCoy
03) Mark E. Ellis 06) Jeffrey C. Swoveland

Merger-Related Proposals		For	Against	Abstain
1.

Approval of the issuance of LinnCo, LLC (“LinnCo”) common shares to the stockholders of Berry Petroleum Company (“Berry”), pursuant to the Agreement and Plan of Merger, dated as of February 20, 2013, by and among Berry, Bacchus HoldCo, Inc., a direct wholly owned subsidiary of Berry (“HoldCo”), Bacchus Merger Sub, Inc., a direct wholly owned subsidiary of HoldCo, LinnCo, Linn Acquisition Company, LLC, a direct wholly owned subsidiary of LinnCo, and Linn Energy, LLC (“LINN”), as such agreement may be amended from time to time (the “merger agreement”), pursuant to which Berry stockholders will receive 1.25 LinnCo common shares for each share of Berry common stock that they own immediately prior to the merger.

		☐	☐	☐

2.

Approval of certain amendments to the limited liability company agreement of LinnCo that will be in effect only for purposes of the transactions described in the joint proxy statement/ prospectus, including (1) to permit LinnCo to acquire more than one LINN unit for each LinnCo common share that it issues in connection with the transactions described in the joint proxy statement/prospectus, (2) to provide that the contribution by LinnCo to LINN of assets that LinnCo receives in such transactions shall not constitute a sale, exchange or other disposition of all or substantially all of LinnCo’s assets for purposes of the LinnCo shareholder approval requirement under the limited liability company agreement of LinnCo, and (3) to expand the purpose and nature of the business permitted to be conducted by LinnCo.

		☐	☐	☐

3.

Approval of certain amendments to the limited liability company agreement of LinnCo as described above that will continue to be in effect after the closing of the transactions described in the joint proxy statement/prospectus (including for purposes of any similar transactions in the future).

		☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Linn Energy, LLC Pass-Through Proposals		For	Against	Abstain

5.	Approval of the ratification of the selection of KPMG LLP as independent public accountant for LINN for 2013.	☐	☐	☐

6.

Approval of the issuance of LINN units to LinnCo in exchange for the contribution of Berry to LINN pursuant to the transactions contemplated by the merger agreement and the contribution agreement dated February 20, 2013, by and between LinnCo and LINN.

		☐	☐	☐

7.

Approval of an amendment and restatement of the Linn Energy, LLC Amended and Restated Long-Term Incentive Plan (the “LTIP”), which increases the total number of LINN units authorized to be issued under the LTIP from 12,200,000 units to 21,000,000 units.

		☐	☐	☐

8.

Approval of any adjournment of the LINN annual meeting, if necessary or appropriate, to solicit additional proxies in favor of all of the proposals voted on by the LINN unitholders at the LINN annual meeting.

		☐	☐	☐

General

9.	Approval of the ratification of the selection of KPMG LLP as independent public accountant for LinnCo for 2013.	☐	☐	☐

10.	Approval of any adjournment of the LinnCo annual meeting, if necessary or appropriate, to solicit additional proxies in favor of all of the foregoing proposals.	☐	☐	☐

NOTE: I hereby revoke any proxy or proxies previously given to represent or vote LinnCo common shares that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of the proxy card.

For address change/comments, mark here. (see reverse for instructions)				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Joint Proxy Statement/Prospectus are also available at www.proxyvote.com.

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M63873-Z61871

LINNCO, LLC

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

[            ], 2013 9:00 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE LINNCO, LLC BOARD OF DIRECTORS

The undersigned appoints Mark E. Ellis and Candice J. Wells, and each of them, as proxies with power of substitution in each, to represent the undersigned and to vote all the common shares of LinnCo, LLC (“LinnCo”) that the undersigned may be entitled to vote at the Annual Meeting to be held in Houston, Texas on [            ], 2013 in the manner shown on this form as to the matters listed on the reverse side and as more particularly described in the Joint Proxy Statement/Prospectus of LinnCo and Linn Energy, LLC dated [            ], 2013.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN THE MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES. PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO SUCH DIRECTION IS INDICATED ON THE REVERSE SIDE, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH PROPOSAL.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side